Exhibit 99.2

Houston American Energy Secures $5 Million in Strategic Financing to Acquire Texas Gulf Coast Development Site

Proceeds to Fund Portion of Acquisition of 25-Acre Location at Cedar Port Industrial Park, Future Site of Plastics-to-Low-Carbon Fuels Hub

HOUSTON, TX / ACCESSWIRE / July 11, 2025 – Houston American Energy Corp. (NYSE American: HUSA) (“HUSA” or the “Company”) today announced it has secured a Convertible Note from an institutional investor for $5 million. The Company intends to use the proceeds to fund a portion of the acquisition and development of a 25-acre site at the Cedar Port Industrial Park located in Baytown, Texas.

“The site at Cedar Port is in the largest rail and barge served industrial park in the United States with direct access to the Houston Ship Channel and the Port of Houston. It provides robust logistical advantages for the transportation of both feedstock and our low-carbon drop-in fuels and chemical products,” said Ed Gillespie, CEO of the Company.

The Senior Secured Convertible Note carries an 8% Original Issue Discount (“OID”) for a face amount of approximately $5.4 million and bears 7% interest with a maturity date of July 10, 2026. The Note includes standard rights for the institutional investor, including instalment payments, optional conversion, and certain default provisions. HUSA retains the right to prepay the Note at a premium prior to its maturity. The Note is convertible into common shares of HUSA at a price representing a 10% premium to a look-back price. The look-back price is defined as the lower of: (i) the closing price on the day prior to signing $11.00 on July 10, 2025, or (ii) the five-day average closing price prior to signing.

HUSA expects to close on the acquisition of the site in July 2025 for approximately $8.5 million. The site will support the foundational buildout of a plastics to fuels development hub, including research and development facilities, storage, roads and other related infrastructure.

About Houston American Energy Corp.

Houston American Energy Corp. (NYSE American: HUSA) is an independent energy company with a growing and diversified portfolio across both conventional and renewable sectors. Historically focused on the exploration and production of oil and natural gas, the Company is actively expanding into high-growth segments of the energy industry. In July 2025, HUSA acquired Abundia Global Impact Group, a technology-driven platform specializing in the conversion of waste plastics into low-carbon fuels and chemical feedstocks. This strategic acquisition reflects HUSA’s broader commitment to meeting global energy demands through a balanced mix of traditional and alternative energy solutions and positions the Company to capitalize on emerging opportunities in sustainable fuels and energy transition technologies.

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information generally is accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes, but is not limited to, statements about the future growth of the Company in the low-carbon fuels and chemicals sector as well as plans for transportation of feedstock and drop-in fuels and chemical products. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to: (i) risks and uncertainties impacting the Company’s business including, risks related to its current liquidity position and the need to obtain additional financing to support ongoing operations, the Company’s ability to continue as a going concern, the Company’s ability to maintain the listing of its common stock on NYSE American, the Company’s ability to predict its rate of growth, the Company’s ability to hire, retain and motivate employees, the effects of competition on the Company’s business, including price competition, technological, regulatory and legal developments, developments in the economy and financial markets, risks related to the Company’s ability to repay the Senior Secured Convertible Note, the Company’s ability to complete the acquisition and development of the site at Cedar Port Industrial Park, and (iii) other risks as set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond the control of the Company.

With respect to the forward-looking information contained in this news release, the Company has made numerous assumptions. While the Company considers these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies. Additionally, there are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing the Company’s business is disclosed in our Annual Report on Form 10-K and other filings with the SEC on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.

For additional information, view the company’s website at www.houstonamerican.com or contact Houston American Energy Corp. at (713) 222-6966.